Exhibit 10.1

AMENDMENT NO. 1

Dated as of January 29, 2009

to

CREDIT AGREEMENT

Dated as of July 21, 2005

THIS AMENDMENT NO. 1 (“Amendment”) is made as of January 29, 2009 by and among Ethan Allen Global, Inc. (the “Borrower”), Ethan Allen Interiors Inc. (“Holdings”), the financial institutions listed on the signature pages hereof and JPMorgan Chase Bank, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) under that certain Credit Agreement dated as of July 21, 2005 by and among the Borrower, Holdings, the Lenders and the Administrative Agent (as may be further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”).  Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Credit Agreement.

WHEREAS, the Borrower has requested that the Lenders and the Administrative Agent agree to certain amendments to the Credit Agreement;

WHEREAS, the Lenders party hereto and the Administrative Agent have agreed to such amendments on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, Holdings, the Lenders party hereto and the Administrative Agent have agreed to enter into this Amendment.

1.                                       Amendments to Credit Agreement.  Effective as of the date of satisfaction of the conditions precedent set forth in Section 2 below, the Credit Agreement is hereby amended as follows:

(a)                                  Section 1.01 of the Credit Agreement is amended to add the following definitions thereto and, where applicable, to replace the corresponding previously existing definitions:

“Agreement” means this Credit Agreement, as amended, restated, supplemented or otherwise modified from time to time.

 “Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1% and (c) the Adjusted LIBO Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%, provided that, for the avoidance of doubt, the Adjusted LIBO Rate for any day shall be based on the rate appearing on the Reuters BBA Libor Rates Page 3750 (or on any successor or substitute page of such page) at approximately 11:00

a.m. London time on such day.  Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, respectively.

“Amendment No. 1 Effective Date” means January 29, 2009.

“Applicable Rate” means, for any day, with respect to any Eurodollar Revolving Loan or any ABR Revolving Loan, or with respect to the facility fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption “Eurodollar Spread”, “ABR Spread” or “Facility Fee Rate”, as the case may be, based upon the ratings by Moody’s and S&P, respectively, applicable on such date to the Index Debt:

Index Debt Ratings	Eurodollar Spread	ABR Spread	Facility Fee Rate
Category 1
A3 or A- or higher	1.35%	0.35%	0.175%

Category 2
Baa1 or BBB+	1.575%	0.575%	0.25%

Category 3
Baa2 or BBB	1.75%	0.75%	0.30%

Category 4
Baa3 or BBB-	1.95%	0.95%	0.35%

Category 5
Lower than Baa3 or BBB-	2.60%	1.60%	0.40%

For purposes of the foregoing, (i) during the period from the Closing Date through September 30, 2005, so long as Moody’s shall not have in effect a rating for the Index Debt, then the Applicable Rate shall be determined based on Category 2, (ii) after the earlier to occur of (A) the rating by Moody’s described in clause (i) and (B) September 30, 2005, if either Moody’s or S&P shall not have in effect a rating for the Index Debt, then the Applicable Rate shall be determined based on the rating established by the remaining rating agency; (iii) if at any time both Moody’s and S&P shall not have in effect a rating for the Index Debt (other than by reason of the circumstances referred to in the last sentence of this definition), then such rating agency shall be deemed to have established a rating in Category 5; (iv) if the ratings established or deemed to have been established by Moody’s and S&P for the Index Debt shall fall within different Categories, the Applicable Rate shall be based on the higher of the two ratings unless one of the two ratings is two or more Categories lower than the other, in which case the Applicable Rate shall be determined by reference to the Category next below that of the higher of the two ratings; and (v) if the ratings established or deemed to have been established by Moody’s and S&P for the Index Debt shall be changed (other than as a result of a change in the rating system of Moody’s or S&P), such change shall be effective as of the date on which it is first announced by the applicable rating agency, irrespective of when notice of such change shall have been furnished by the Borrower to the Agent and the Lenders pursuant to Section 5.01 or otherwise.  Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change.  If the rating system of Moody’s or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the rating most recently in effect prior to such change or cessation.

“Banking Services” means each and any of the following bank services provided to the Borrower or any Subsidiary by any Lender or any of its Affiliates: (a) commercial credit cards, (b) stored value cards and (c) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services).

“Banking Services Agreement” means any agreement entered into by the Borrower or any Subsidiary in connection with Banking Services.

“Banking Services Obligations” means any and all obligations of the Borrower or any Subsidiary, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Banking Services.

“Collateral” means the property (i.e., accounts receivable, inventory and related assets described in the Security Agreement) which is owned by a Loan Party and covered by the Collateral Documents; provided that “Collateral” shall not include any Excluded Assets.

“Collateral Documents” means, collectively, the Security Agreement and all other agreements, instruments and documents executed in connection with this Agreement that are intended to create, perfect or evidence Liens to secure the Secured Obligations, and all other related written matter whether heretofore, now, or hereafter executed by Holdings, the Borrower or any of its Subsidiaries and delivered to the Administrative Agent.

“Defaulting Lender” means any Lender, as determined by the Administrative Agent, that has (a) failed to fund any portion of its Loans or participations in Letters of Credit or Swingline Loans within three (3) Business Days of the date required to be funded by it hereunder, (b) notified the Borrower, the Administrative Agent, the Issuing Bank, the Swingline Lender or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or under other agreements in which it commits to extend credit (unless such statement is limited to specified agreement(s), other than this Agreement), (c) failed, within three (3) Business Days after request by the Administrative Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans, (d) otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three (3) Business Days of the date when due, unless the subject of a good faith dispute, or (e) (i) become or is insolvent or has a parent company that has become or is insolvent or (ii) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

“Excluded Assets” means any “Principal Property” as defined in that certain Indenture dated as of September 27, 2005 by and among certain of the Loan Parties and U.S. Bank National Association as in effect on the Amendment No. 1 Effective Date and without giving effect to any amendments or modifications thereto after the Amendment No. 1 Effective Date.

“Holders of Secured Obligations” means the holders of the Secured Obligations from time to time and shall include (i) each Lender and each Issuing Bank in respect of its Loans and LC Exposure respectively, (ii) the Administrative Agent, the Issuing Banks and the Lenders in respect of all other present and future obligations and liabilities of Holdings, the Borrower and each Subsidiary of every type and description arising under or in connection with this Agreement or any other Loan Document, (iii) each Lender and affiliate of such Lender in respect of Rate Protection Agreements and Banking Services Agreements entered into with such Person by the Borrower or any Subsidiary, (iv) each indemnified party under Section 9.03 in respect of the obligations and liabilities of the Borrower to such Person hereunder and under the other Loan Documents, and (v) their respective successors and (in the case of a Lender, permitted) transferees and assigns.

“Loan Documents” means this Agreement, the Collateral Documents, the Guarantee Agreement and the Indemnity, Subrogation and Contribution Agreement.

“Rate Protection Obligations” means any and all obligations of the Borrower or any Subsidiary, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all Rate Protection Agreements permitted hereunder with a Lender or an Affiliate of a Lender, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any such Rate Protection Agreement transaction.

“Release Event” shall have the meaning given to that term in Section 5.11(e).

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in Holdings, the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity

Interests in Holdings or the Borrower or any option, warrant or other right to acquire any such Equity Interests in Holdings or the Borrower.

“Secured Obligations” means all Obligations, together with all Rate Protection Obligations and Banking Services Obligations owing to one or more Lenders or their respective Affiliates.

“Security Agreement” means that certain Security Agreement (including any and all supplements thereto), dated as of the Trigger Date, between the Loan Parties and the Administrative Agent, for the benefit of the Administrative Agent and the other Holders of Secured Obligations, and any other pledge or security agreement entered into, after the date of this Agreement by any other Loan Party (as required by this Agreement or any other Loan Document), or any other Person, as the same may be amended, restated or otherwise modified from time to time.

“Trigger Date” means, on or after the Amendment No. 1 Effective Date, the earliest date on which either of following events shall occur: (a) the Consolidated Fixed Charge Coverage Ratio (calculated in accordance with Section 6.06) is less than 2.00 to 1.00 or (b) the first to occur of receipt by the Borrower of a Corporate Credit Rating or Senior Unsecured Rating of BB+ or lower from S&P or a Senior Unsecured Rating of Ba1 or lower from Moody’s.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or any other state the laws of which are required to be applied in connection with the perfection of security interests in the Collateral.

“Unliquidated Obligations” means, at any time, any Secured Obligations (or portion thereof) that are contingent in nature or unliquidated at such time, including any Secured Obligation that is: (i) an obligation to reimburse a bank for drawings not yet made under a letter of credit issued by it; (ii) any other obligation (including any guarantee) that is contingent in nature at such time; or (iii) an obligation to provide collateral to secure any of the foregoing types of obligations.

(b)                                 Section 1.01 of the Credit Agreement is amended to delete the defined terms “Assessment Rate”, “Base CD Rate” and “Three Month Secondary CD Rate” appearing therein.

(c)                                  The definition of “Commitment” appearing in Section 1.01 of the Credit Agreement is amended to delete the last sentence thereof and to replace such sentence with the following sentence:

As of the Amendment No. 1 Effective Date, the aggregate amount of the Lenders’ Commitments is $100,000,000.

(d)                                 The definition of “Statutory Reserve Rate” appearing in Section 1.01 of the Credit Agreement is amended to delete clauses (a) and (b) appearing therein.

(e)                                  Section 2.06(b)(i) of the Credit Agreement is amended to delete the amount “$100,000,000” appearing therein and to replace such amount with the amount “25,000,000”.

(f)                                    Section 2.18 of the Credit Agreement is amended to (1) add the phrase “; Allocations of Proceeds” to the end of the heading thereof, (2) change clause (e) thereto to a new clause (f) thereto and (3) to add the following as a new clause (e) thereto:

(e)                                  Any proceeds of Collateral received by the Administrative Agent (i) not constituting a specific payment of principal, interest, fees or other sum payable under the Loan Documents (which shall be applied as specified by the Borrower) or (ii) after an Event of Default has occurred and is continuing and the Administrative Agent so elects or the Required Lenders so direct, such funds shall be applied ratably first, to pay any fees, indemnities, or expense reimbursements including amounts then due to the Administrative Agent and the Issuing Bank from the Borrower (other than in connection with Banking Services Obligations and Rate Protection Obligations), second, to pay any fees or expense reimbursements then due to the Lenders from the Borrower (other than in connection with Banking Services Obligations and Rate Protection Obligations), third, to pay interest then due and payable on the Loans ratably, fourth, to prepay principal on the Loans and unreimbursed LC Disbursements ratably, fifth, to pay an amount to the Administrative Agent equal to one hundred two percent (102%) of the aggregate undrawn face amount of all outstanding Letters of Credit and the aggregate amount of any unpaid LC Disbursements, to be held as cash collateral for such Obligations, sixth, to payment of any amounts owing with respect to Banking Services Obligations and Rate Protection Obligations, and seventh, to the payment of any other Secured Obligation due to the Administrative Agent or any Lender by the Borrower.  Notwithstanding anything to the contrary contained in this Agreement, unless so directed by the Borrower, or unless a Default is in existence, none of the Administrative Agent or any Lender shall apply any payment which it receives to any Eurodollar Loan of a Class, except (a) on the expiration date of the Interest Period applicable to any such Eurodollar Loan or (b) in the event, and only to the extent, that there are no outstanding ABR Loans of the same Class and, in any event, the Borrower shall pay the break funding payment required in accordance with Section 2.16.  The Administrative Agent and the Lenders shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Secured Obligations.

(g)                                 Section 2.19(b) of the Credit Agreement is amended to (1) delete the phrase “defaults in its obligation to fund Loans hereunder” appearing in the first sentence thereof and to replace such phrase with the phrase “becomes a Defaulting Lender” and (2) add the parenthetical “(and if a Commitment is being assigned, each Issuing Bank)” immediately after the reference “Administrative Agent” appearing in clause (i) of the proviso therein.

(h)                                 Section 2.20(a) of the Credit Agreement is amended to (1) add the phrase “, on or after the Amendment No. 1 Effective Date,” immediately after the phrase “the sum of the total Commitments shall not” appearing therein and (2) delete the amount “$300,000,000” appearing therein and to replace such amount with the amount “$100,000,000”.

(i)                                     Article II of the Credit Agreement is amended to add each of the following as a new Section 2.21 and Section 2.22 thereof, respectively:

SECTION 2.21  Defaulting Lenders.  Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a)                                  if any Swingline Exposure or LC Exposure exists at the time a Lender is a Defaulting Lender, the Borrower shall within one (1) Business Day following notice by the Administrative Agent (i) prepay such Swingline Exposure or, if agreed by the Swingline Lender, cash collateralize the Swingline Exposure of the Defaulting Lender on terms satisfactory to the Swingline Lender and (ii) cash collateralize such Defaulting

Lender’s LC Exposure in accordance with the procedures set forth in Section 2.06(k) for so long as such LC Exposure is outstanding; and

(b)                                 the Swingline Lender shall not be required to fund any Swingline Loan and no Issuing Bank shall not be required to issue, amend or increase any Letter of Credit unless it is satisfied that cash collateral will be provided by the Borrower in accordance with Section 2.21(a).

SECTION 2.22  Occurrence of Trigger Date.  Each of Holdings and the Borrower hereby acknowledge and agree that, effective as of the Trigger Date, (i) all signature pages, documents, instruments and all other deliveries related to the Collateral Documents that have been provided to the Administrative Agent by Holdings, the Borrower or any of its Subsidiaries in accordance with the terms of Amendment No. 1 to this Agreement, dated as of the Amendment No. 1 Effective Date, are automatically and irrevocably released, and (ii) the Administrative Agent is hereby authorized to (a) date all such items the date of the Trigger Date, (b) attach the applicable signature pages of the Loan Parties thereto and (c) make all filings and take any other actions contemplated thereby in connection with creating and perfecting Liens in favor of the Administrative Agent for the benefit of itself and the other Holders of Secured Obligations.

(j)                                     Section 3.02 of the Credit Agreement is amended to add the phrase “other than Liens created under the Loan Documents” before the period, and immediately following the reference to “Subsidiary”, at the end of the last sentence thereof.

(k)                                  Section 3.06 of the Credit Agreement is amended to (1) delete the phrase “As of the Effective Date, there” appearing therein and to replace such phrase with the word “There” and (2) delete the year “2004” appearing therein and to replace such year with the year “2008”.

(l)                                     Article III of the Credit Agreement is amended to add the following as a new Section 3.21 thereof:

SECTION 3.21.  Security Interest in Collateral.  On and after the Trigger Date, the provisions of this Agreement and the other Loan Documents create legal and valid  Liens on all the Collateral in favor of the Administrative Agent, for the benefit of the Holders of Secured Obligations, and upon the filing of required financing statements by the Administration Agent such Liens will constitute perfected Liens on the Collateral, securing the Secured Obligations, enforceable against the applicable Loan Party and all third parties, and having priority over all other Liens on the Collateral except in the case of (a) Liens permitted by Section 6.02, to the extent any such Liens would have priority over the Liens in favor of the Administrative Agent pursuant to any applicable law and (b) Liens perfected only by possession (including possession of any certificate of title) or control to the extent the Administrative Agent has not obtained or does not maintain possession or control of such Collateral.

(m)                               Section 5.02 of the Credit Agreement is amended to (1) change the first paragraph thereof to a new clause (a) thereof and (2) to add the following as a new clause (b) thereto:

(b)                                 On the Trigger Date (or such later date as may be agreed upon by the Administrative Agent), the Borrower will furnish to the Lenders, upon request of the Administrative Agent, information in reasonable detail as to the insurance so maintained.  The Borrower shall deliver to the Administrative Agent endorsements to all physical damage insurance policies on all of the Inventory naming the Administrative Agent as lender loss payee.  In the event the Borrower or any of its Subsidiaries at any time or times hereafter shall fail to obtain or maintain any of the policies or insurance required herein or to pay any premium in whole or in part relating thereto, then the Administrative Agent, without waiving or releasing any obligations or resulting Default hereunder, may at any time or times thereafter (but shall be under no obligation to do so) obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto which the Administrative Agent deems advisable.  All sums so disbursed by the Administrative Agent shall constitute part of the Obligations, payable as provided in this Agreement.  The Borrower will furnish to the Administrative Agent and the Lenders prompt written notice of any casualty or other insured damage to any material portion of the Inventory or the commencement of any action or proceeding for the taking of any material portion of the Inventory or interest therein under power of eminent domain or by condemnation or similar proceeding.

(n)                                 Section 5.09(ii) of the Credit Agreement is amended to (i) add the phrase “, within 30 days of such Person becoming a Subsidiary (in the case of a new Subsidiary) or no longer qualifying for exclusion pursuant to the preceding parenthetical (in the case of an existing Subsidiary),” immediately prior to the reference to “undertake” appearing therein and (ii) add the phrase “, to be accompanied by appropriate corporate resolutions, other corporate organizational and authorization documentation and legal opinions (consistent with the legal opinion delivered on the Effective Date)” immediately after the phrase “one or  more instruments or agreements” appearing therein.

(o)                                 Article V of the Credit Agreement is amended to add the following as a new Section 5.11 thereto:

SECTION 5.11  Collateral.

(a)                                  Within one (1) Business Day following the Trigger Date (or such later date as may be agreed upon by the Administrative Agent), the Borrower will deliver to the Administrative Agent: (i) complete and correct schedules to each of the Collateral Documents and (ii) legal opinion(s) in form and substance reasonably satisfactory to the Administrative Agent in respect of the Collateral Documents.

(b)                                 Following the Trigger Date, on the date on which a Subsidiary (that was not a Subsidiary Guarantor as of the Trigger Date) becomes a Subsidiary Guarantor pursuant to Section 5.09 (or such later date as may be agreed upon by the Administrative Agent), the Borrower shall provide the Administrative Agent with written notice thereof and shall cause each such Subsidiary Guarantor to deliver to the Administrative Agent a joinder to the Security Agreement (in the form contemplated thereby) pursuant to which such Subsidiary agrees to be bound by the terms and provisions thereof, such joinder to be accompanied by appropriate corporate resolutions, other corporate organizational and authorization documentation and legal opinions in form and substance reasonably satisfactory to the Administrative Agent.

(c)                                  On the Trigger Date (or such later date as may be agreed upon by the Administrative Agent), the Borrower will cause, and will cause each other Loan Party to cause, all of its owned property (to the extent constituting accounts receivable, inventory and related assets covered by the Security Agreement) to be subject at all times to first priority, perfected Liens in favor of the Administrative Agent for the benefit of the Holders of Secured Obligations to secure the Secured Obligations in accordance with the terms and conditions of the Collateral Documents, subject in any case to Liens permitted by Section 6.02.

(d)                                 Without limiting the foregoing, the Borrower will, and will cause each other Loan Party to, execute and deliver, or cause to be executed and delivered, to the Administrative Agent such documents, agreements and instruments, and will take or cause to be taken such further actions (including the filing and recording of financing statements, fixture filings and other documents and such other actions or deliveries of the type required by Section 4.01, as applicable), which may be required by law or which the Administrative Agent may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents and to ensure perfection and priority of the Liens created or intended to be created by the Collateral Documents, all at the expense of the Borrower.

(e)                                  Notwithstanding the foregoing or anything else contained in this Agreement or any other Loan Document to the contrary, the parties hereto acknowledge and agree that in the event that (i) the Index Debt receives, after the Trigger Date, investment grade ratings (without third-party credit enhancement) from both S&P (at least BBB- with stable outlook) and Moody’s (at least Baa3 with stable outlook), (ii) Consolidated EBITDA (as certified in the most recent certificate delivered pursuant to Section 5.04(c)) for each of the two most recently ended periods of four consecutive fiscal quarters is not less than $125,000,000 and (iii) the Consolidated Fixed Charge Coverage Ratio for each such period is greater than 2.5 to 1.0, the security interests granted pursuant to the Collateral Documents will be released (the “Release Event”); provided that if either such investment grade rating from S&P or Moody’s subsequently falls below BBB- or Baa3 respectively, Holdings, the Borrower and its applicable Subsidiaries will re-grant the security interests in the Collateral pursuant to comparable Collateral Documents and no further ratings-based collateral releases will be permissible.

(p)                                 Section 6.02 of the Credit Agreement is amended to (1) delete the word “and” appearing at the end of clause (l) thereof, (2) delete the period appearing at the end of clause (m) thereof and to replace such period with the phrase “; and” and (3) to add the following as a new clause (n) thereto:

(n)                                 Liens created pursuant to any Loan Document.

(q)                                 Section 6.03 of the Credit Agreement is amended and restated in its entirety to read as follows:

SECTION 6.03.  Certain Acquisitions.  Neither Holdings nor the Borrower will, nor will they permit any Subsidiary to, purchase, lease or otherwise acquire (in one transaction or a series of related transactions) any property or assets constituting all or a majority of the Equity Interests in a Person or all or substantially all of a division or line of business of a Person, except acquisitions by the Borrower of the Equity Interests in a Person (the “Issuer”) or of such division or line of business so long as (i) the aggregate consideration paid in connection with all such acquisitions on and after the Amendment No. 1 Effective Date does not exceed $60,000,000; (ii) the Issuer shall be engaged in, or the property and assets acquired shall be used in connection with, the same or related (ancillary or complementary) line of business as the Borrower; (iii) all necessary governmental approvals and third party consents for the acquisition have been obtained without imposing burdensome conditions, all appeal periods have expired and there shall be no governmental or judicial action, pending or threatened, restraining or imposing burdensome conditions on such acquisition; (iv) after giving effect to the acquisition, and on a pro forma basis (including the financial results of the Borrower and the Subsidiaries and the Issuer or the property and assets to be acquired, as the case may be, and giving pro forma effect to any Indebtedness to be incurred in connection with such acquisition) for the period of four consecutive fiscal quarters ending immediately prior to such acquisition, no Event of Default or Default shall have occurred and be continuing and the Borrower shall have delivered to the Administrative Agent a certificate of a Financial Officer certifying compliance with the conditions set forth in this clause (iv) and setting forth pro forma calculations demonstrating such compliance; and (v) in the case of any such acquisition of capital stock, the Issuer shall become a Subsidiary Guarantor under the Guarantee Agreement and shall comply with the terms and conditions of Section 5.11.

(r)                                    Section 6.04(a) of the Credit Agreement is amended to delete the phrase “all or any substantial part” appearing therein and to replace such phrase with the word “any”.

(s)                                  Section 6.04(b) of the Credit Agreement is amended and restated in its entirety to read as follows:

(b)                                 Notwithstanding the provisions of paragraph (a) above:

(i)                                     the Borrower and its Subsidiaries may sell, transfer or otherwise dispose of assets to each other;

(ii)                                  Holdings, the Borrower and the Subsidiaries may (A) sell inventory in the ordinary course of business, (B) effect sales, trade-ins or dispositions of used equipment for value in the ordinary course of business consistent with past practice and (C) enter into licenses of intellectual property or technology in the ordinary course of business; and

(iii)                               the Borrower and its Subsidiaries may sell, transfer or otherwise dispose of real property, machinery and equipment and other assets; provided that (A) such dispositions are made for fair value and (B) after giving effect to any such sale, transfer or disposition the aggregate book value of all such assets disposed of on and after the Amendment No. 1 Effective Date in reliance upon this clause (ii) would not exceed $60,000,000.

(t)                                    Section 6.06 of the Credit Agreement is amended to (1) delete the date “June 30, 2005” appearing therein and to replace such date with the date “December 31, 2008” and (2) delete the ratio “3.00 to 1” appearing therein and to replace such ratio with the ratio “1.75 to 1.00”.

(u)                                 Section 6.07 of the Credit Agreement is amended to delete the ratio “3.00 to 1” appearing therein and to replace such ratio with the ratio “3.25 to 1.00”.

(v)                                 Article VI of the Credit Agreement is amended to add the following as a new Section 6.09 thereto:

SECTION 6.09.  Restricted Payments.  Neither Holdings nor the Borrower will, nor will they permit any Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except (a) Holdings may declare and pay dividends with respect to its Equity Interests payable solely in additional shares of its common stock, (b) the Borrower and the Subsidiaries may declare and pay dividends ratably with respect to their Equity Interests, (c) Holdings and the Borrower may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management or employees of Holdings, the Borrower and the Subsidiaries and (d) Holdings, the Borrower and its Subsidiaries may make any Restricted Payment so long as no Default or Event of Default has occurred and is continuing prior to making such Restricted Payment or would arise after giving effect (including pro forma effect) thereto (provided that, no such Restricted Payment shall be permitted if the Consolidated Fixed Charge Coverage Ratio at the time such Restricted Payment is declared or after giving effect to such Restricted Payment is or would be less than 2.0 to 1.0, other than dividends declared in an aggregate amount not to exceed $4,000,000 and paid during the subsequent fiscal quarter of the Borrower).

(w)                               Clause (d) of Article VII of the Credit Agreement is amended to delete the reference “Section 5.01(a), or 5.08 or in Article VI” appearing therein and to replace such reference with the reference “Section 5.01(a), 5.08, 5.09 or 5.11 or in Article VI”.

(x)                                   Clause (g) of Article VII of the Credit Agreement is amended to delete the phrase “windingup” appearing therein and to replace such phrase with the phrase “winding up”.

(y)                                 Article VII of the Credit Agreement is amended to (1) delete the word “or” appearing at the end of clause (m) thereof, (2) add the word “or” immediately after the semicolon appearing at the end of clause (n) thereof and (3) to add the following as a new clause (o) thereto:

(o)                                 at any time after the Trigger Date, any Collateral Document shall for any reason fail to create a valid and perfected first priority security interest in any material portion of the Collateral purported to be covered thereby, except as permitted by the terms of any Loan Document;

(z)                                   The final paragraph of Article VII of the Credit Agreement is amended to add the following as a new final sentence thereto:

Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may, and at the request of the Required Lenders shall, exercise any rights and remedies provided to the Administrative Agent under the Loan Documents or at law or equity, including all remedies provided under the UCC.

(aa)                            Article VIII of the Credit Agreement is amended to (1) add the phrase “(iv)” immediately before the phrase “the validity, enforceability, effectiveness or genuineness” appearing in clause (iii) of the third paragraph thereof, (2) delete the word “or” appearing immediately before clause (v) of the third paragraph thereof, (3) add the phrase “or (vi) the creation, perfection or priority of Liens on the Collateral or the existence of the Collateral” before the period, and immediately following the reference to “Administrative Agent”, at the end of clause (v) of the third paragraph thereof and (4) add the following as a new final paragraph thereof:

In its capacity, the Administrative Agent is a “representative” of the Holders of Secured Obligations within the meaning of the term “secured party” as defined in the New York Uniform Commercial Code.  Each Lender authorizes the Administrative Agent to enter into each of the Collateral Documents to which it is a party and to take all action contemplated by such documents.  Each Lender agrees that no Holder of Secured

Obligations (other than the Administrative Agent) shall have the right individually to seek to realize upon the security granted by any Collateral Document, it being understood and agreed that such rights and remedies may be exercised solely by the Administrative Agent for the benefit of the Holders of Secured Obligations upon the terms of the Collateral Documents.  In the event that any Collateral is hereafter pledged by any Person as collateral security for the Secured Obligations, the Administrative Agent is hereby authorized, and hereby granted a power of attorney, to execute and deliver on behalf of the Holders of Secured Obligations any Loan Documents necessary or appropriate to grant and perfect a Lien on such Collateral in favor of the Administrative Agent on behalf of the Holders of Secured Obligations.  The Lenders hereby authorize the Administrative Agent, and the Administrative Agent hereby agrees, to release any Lien granted to or held by the Administrative Agent upon any Collateral (i) upon the occurrence of the Release Event, (ii) upon the termination of the all Commitments, payment and satisfaction in full in cash of all Secured Obligations (other than Unliquidated Obligations, and Banking Services Obligations and Rate Protection Obligations not yet due and payable), and the cash collateralization of all Unliquidated Obligations in a manner reasonably satisfactory to the Administrative Agent; (iii) constituting property being sold or disposed of if the Borrower certifies to the Administrative Agent that the sale or disposition is permitted by the terms of this Agreement (and the Administrative Agent may rely conclusively on any such certificate, without further inquiry); (iv) as required to effect any sale or other disposition of such Collateral in connection with any exercise of remedies of the Administrative Agent and the Lenders pursuant to Article VII; (v) as permitted by, but only in accordance with, the terms of the applicable Loan Document; or (vi) if approved, authorized or ratified in writing by the Required Lenders, provided that, except as set forth in the foregoing clauses (i) and (ii), the Administrative Agent shall not release all or substantially all of the Collateral without the consent of all of the Lenders hereunder.  Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Administrative Agent’s authority to release particular types or items of Collateral pursuant hereto.  Upon any sale or transfer of assets constituting Collateral which is permitted pursuant to the terms of any Loan Document, or consented to in writing by the Required Lenders or all of the Lenders, as applicable, and upon at least five (5) Business Days’ prior written request by the Borrower to the Administrative Agent, the Administrative Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to the Administrative Agent for the benefit of the Holders of Secured Obligations herein or pursuant hereto upon the Collateral that was sold or transferred; provided, however, that (i) the Administrative Agent shall not be required to execute any such document on terms which, in the Administrative Agent’s opinion, would expose the Administrative Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Secured Obligations or any Liens upon (or obligations of the Borrower or any Subsidiary in respect of) all interests retained by the Borrower or any Subsidiary, including (without limitation) the proceeds of the sale, all of which shall continue to constitute part of the Collateral.

(bb)                          Section 9.01(a) of the Credit Agreement is amended to (1) change fax number for CFO Treasurer to “(203) 743-8469” in clause (i) thereof, (2) add the phrase “Attention of Clifford Trapani (Telephone No. (713) 750-2938); and” to the end of clause (iii) thereof and (3) to delete the phrase “Attention of Clifford Trapani (Telephone No. (713) 750-2938); and” appearing in clause (iv) thereof.

(cc)                            Article IX of the Credit Agreement is amended to add the following as a new Section 9.15 thereto:

SECTION 9.15.  Appointment for Perfection.  Each Lender hereby appoints each other Lender as its agent for the purpose of perfecting Liens, for the benefit of the Administrative Agent and the Holders of Secured Obligations, in assets which, in accordance with Article 9 of the UCC or any other applicable law can be perfected only by possession.  Should any Lender (other than the Administrative Agent) obtain possession of any such Collateral, such Lender shall notify the Administrative Agent thereof, and, promptly upon the Administrative Agent’s request therefor shall deliver such Collateral to the Administrative Agent or otherwise deal with such Collateral in accordance with the Administrative Agent’s instructions.

(dd)                          The Commitments of the Lenders are reduced to the amounts set forth on Schedule 2.01 attached hereto.

2.                                       Conditions of Effectiveness.  The effectiveness of this Amendment is subject to the conditions precedent that (a) the Administrative Agent shall have received counterparts of this Amendment duly executed by the Borrower, Holdings, the Required Lenders and the Administrative Agent and the Consent and Reaffirmation attached hereto duly executed by the Subsidiary Guarantors, (b) the Borrower shall have paid to the Administrative Agent, for the account of each Lender that executes and delivers its signature page hereto by such time as is requested by the Administrative Agent, an amendment fee equal to a percentage specified by the Administrative Agent to such Lender in respect of such Lender’s Commitment, (c) the Borrower shall have paid all of the fees of the Administrative Agent and its affiliates (including, to the extent invoiced, reasonable attorneys’ fees and expenses of the Administrative Agent) in connection with this Amendment and the other Loan Documents and (d) the Borrower and its Subsidiaries shall have delivered to the Administrative Agent all Collateral Documents and related instruments, legal opinions and documents requested by the Administrative Agent in connection with the effectiveness of this Amendment (all such items in final form but for the insertion of the Trigger Date as the effective date thereof and the attachment of the relevant signature pages thereto) and, as applicable, signature pages thereto.

3.                                       Representations and Warranties of Holdings and the Borrower.  Each of Holdings and the Borrower hereby represents and warrants as follows:

(a)                                  This Amendment and the Credit Agreement, as amended hereby, constitute legal, valid and binding obligations of such Loan Party and are enforceable against such Loan Party in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b)                                 As of the date hereof and giving effect to the terms of this Amendment, (i) no Default shall have occurred and be continuing and (ii) the representations and warranties of such Loan Party set forth in the Credit Agreement, as amended hereby, are true and correct as of the date hereof.

4.                                       Reference to and Effect on the Credit Agreement.

(a)                                  Upon the effectiveness hereof, each reference to the Credit Agreement in the Credit Agreement or any other Loan Document shall mean and be a reference to the Credit Agreement as amended hereby.

(b)                                 Except as specifically amended above, the Credit Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

(c)                                  The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of any provision of the Credit Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith.

5.                                       Governing Law.  This Amendment shall be construed in accordance with and governed by the law of the State of New York.

6.                                       Headings.  Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

7.                                       Counterparts.  This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  Signatures delivered by facsimile or PDF shall have the same force and effect as manual signatures delivered in person.

[Signature Pages Follow]

IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

ETHAN ALLEN GLOBAL, INC.,
as the Borrower

By:
Name:
Title:

ETHAN ALLEN INTERIORS INC.,

By:
Name:
Title:

Signature Page to Amendment No. 1

Ethan Allen Global, Inc.

Credit Agreement dated as of July 21, 2005

JPMORGAN CHASE BANK, N.A.,
individually and as Administrative Agent

By:
Name:
Title:

Signature Page to Amendment No. 1

Ethan Allen Global, Inc.

Credit Agreement dated as of July 21, 2005

RBS CITIZENS, NATIONAL ASSOCIATION (successor by merger to Citizens Bank of Massachusetts), individually and as Co-Syndication Agent

By:
Name:
Title:

Signature Page to Amendment No. 1

Ethan Allen Global, Inc.

Credit Agreement dated as of July 21, 2005

WACHOVIA BANK NATIONAL ASSOCIATION, individually and as Co-Syndication Agent

By:
Name:
Title:

Signature Page to Amendment No. 1

Ethan Allen Global, Inc.

Credit Agreement dated as of July 21, 2005

BANK OF AMERICA, N.A.

By:
Name:
Title:

Signature Page to Amendment No. 1

Ethan Allen Global, Inc.

Credit Agreement dated as of July 21, 2005

PNC BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

Signature Page to Amendment No. 1

Ethan Allen Global, Inc.

Credit Agreement dated as of July 21, 2005

U.S. BANK NATIONAL ASSOCIATION

By:
Name:
Title:

Signature Page to Amendment No. 1

Ethan Allen Global, Inc.

Credit Agreement dated as of July 21, 2005

CONSENT AND REAFFIRMATION

Each of the undersigned hereby acknowledges receipt of a copy of the foregoing Amendment No. 1 to the Credit Agreement dated as of July 21, 2005 (as may be further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among Ethan Allen Global, Inc. (the “Borrower”), Ethan Allen Interiors Inc. (“Holdings”), the financial institutions from time to time party thereto (the “Lenders”) and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”), which Amendment No. 1 is dated as of January 29, 2009 (the “Amendment”).  Capitalized terms used in this Consent and Reaffirmation and not defined herein shall have the meanings given to them in the Credit Agreement.   Without in any way establishing a course of dealing by the Administrative Agent or any Lender, each of the undersigned consents to the Amendment and reaffirms the terms and conditions of the Guarantee Agreement and any other Loan Document executed by it and acknowledges and agrees that such agreements and each and every such Loan Document executed by the undersigned in connection with the Credit Agreement remains in full force and effect and is hereby reaffirmed, ratified and confirmed.  All references to the Credit Agreement contained in the above-referenced documents shall be a reference to the Credit Agreement as so modified by the Amendment and as the same may from time to time hereafter be amended, modified or restated.

Each of the undersigned hereby acknowledges and agrees that any deliveries made by it to the Administrative Agent in connection with the Amendment (including, without limitation, signature pages to Loan Documents) shall be automatically and irrevocably released pursuant to Section 2.22 of the Credit Agreement (as amended by the Amendment) in accordance with the terms and conditions of such Section 2.22 without any further action or consent by any of the undersigned.

Dated:  January 29, 2009

[Signature Page Follows]

ETHAN ALLEN OPERATIONS, INC

By:
Name:
Title:

LAKE AVENUE ASSOCIATES, INC.

By:
Name:
Title:

MANOR HOUSE, INC.

By:
Name:
Title:

ETHAN ALLEN REALTY LLC

By:
Name:
Title:

ETHAN ALLEN CARRIAGE HOUSE, INC.

By:
Name:
Title:

ETHAN ALLEN RETAIL, INC.

By:
Name:
Title:

Signature Page to Consent and Reaffirmation to Amendment No. 1

Ethan Allen Global, Inc.

Credit Agreement dated as of July 21, 2005

SCHEDULE 2.01

COMMITMENTS

LENDER	COMMITMENT

JPMORGAN CHASE BANK, N.A.	$22,500,000

RBS CITIZENS, NATIONAL ASSOCIATION	$20,000,000

WACHOVIA BANK, NATIONAL ASSOCIATION	$20,000,000

PNC BANK, NATIONAL ASSOCIATION	$12,500,000

BANK OF AMERICA, N.A.	$12,500,000

U.S. BANK NATIONAL ASSOCIATION	$12,500,000

TOTAL COMMITMENTS	$100,000,000